FOR IMMEDIATE RELEASE

HomeTrust Bank Hires Jeff Mylton as Market President for Charlotte
ASHEVILLE, NC, December 15, 2014  – HomeTrust Bancshares, Inc. (the "Company") (NASDAQ: HTBI), the holding company for HomeTrust Bank, N.A. (the "Bank"), announced today that the Bank has hired Jeff Mylton as Market President, to lead the bank's expansion into the Charlotte metro market. The Bank entered the Charlotte, N.C. market with the acquisition of Bank of Commerce on July 31, 2014. The systems conversion and the branding of the current Queens Road office to HomeTrust Bank is scheduled for mid-February, 2015.
"Entering the Charlotte market was critical to growing our N.C. franchise and further supports our strategic growth plan as a regional community bank," said Dana Stonestreet, Chairman, President and CEO. "Jeff Mylton's experience and reputation will be critical in bringing HomeTrust Bank to the market and growing commercial relationships."
Jeff Mylton brings over 25 years of commercial banking experience to HomeTrust. He has spent the past fifteen years in the greater Charlotte area as a top-producing commercial banker, managing loan and deposit relationships across diverse industry sectors. He received a Bachelor of Business Administration degree as well as a Certificate in Commercial Banking from Florida International University. Jeff is a member of Urban Land Institute (ULI), a Certified Commercial Investment Member (CCIM) and, has served in an advisory role to both Junior Achievement and Habitat for Humanity and is a graduate of Leadership Charlotte.
"HomeTrust has the resources and relationship driven culture to serve the commercial credit and deposit needs of the Charlotte business community," said Jeff Mylton. "Bank of Commerce, under Wesley Sturges's former leadership, has been a respected contributor to the business community.  I'm looking forward to introducing HomeTrust to Charlotte."
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of September 30, 2014, the Company had assets of $2.21 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added community banking through its 45 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 7th largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and

"intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon - Senior Vice President, Chief Financial Officer, and Treasurer
828-259-3939